Exhibit 10.1

ATTENTION:
PLEASE NOTE THAT, FOR YOUR CONVENIENCE, THIS ACCO BRANDS CORPORATION INCENTIVE PLAN NONQUALIFIED STOCK OPTION AGREEMENT IS DIVIDED INTO TWO PARTS, BOTH OF WHICH MAKE UP THE FULL AGREEMENT. THIS IS PART ONE OF TWO. PLEASE ENSURE THAT YOU READ THIS AND THE OTHER PART OF THIS AGREEMENT, WHICH CAN BE FOUND ON THE “GRANT ACCEPTANCE: VIEW/ACCEPT GRANT” SCREEN OF THE E*TRADE SYSTEM.

2019 ACCO BRANDS CORPORATION INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
THIS NONQUALIFIED STOCK OPTION AGREEMENT, including the Participant Covenants set forth in Exhibit A hereto (“Participant Covenants”), (collectively, the “Agreement”) is made and entered into and effective _______ (the “Grant Date”) by and between ACCO Brands Corporation, a Delaware corporation (collectively with all Subsidiaries, the “Company”) and __________ (“Participant”).
WHEREAS, the Company desires to grant to the Participant an Award of Stock Options under the 2019 ACCO Brands Corporation Incentive Plan (the “Plan”) as set forth in this Agreement.
NOW THEREFORE, the Company and the Participant agree as follows:
1.Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control except to the extent the Plan provides that the Agreement may vary the terms of the Plan.
2.    Grant of Option. The Company hereby grants to the Participant a Stock Option to purchase _______ Shares, at the price of _____ per Share (“Option”), which price is the Fair Market Value of one Share on the Grant Date. The Option is not intended to be an incentive stock option under Section 422 of the Code. THIS AWARD IS CONDITIONED ON THE PARTICIPANT SIGNING THIS AGREEMENT VIA E-SIGNATURE (AS DESCRIBED AT THE END OF THIS AGREEMENT) WITHIN 45 DAYS OF THE GRANT DATE, WHICH THE PARTICIPANT ACCEPTS UPON HIS OR HER ELECTRONIC EXECUTION OF THIS AGREEMENT AS DESCRIBED BELOW, AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT, INCLUDING,

Exhibit 10.1

WITHOUT LIMITATION, THE PARTICIPANT COVENANTS SET FORTH ON EXHIBIT A HERETO THAT APPLY DURING THE PARTICIPANT’S EMPLOYMENT AND FOLLOWING A TERMINATION OF THE PARTICIPANT’S EMPLOYMENT FOR ANY REASON.
3.    Vesting, Exercise, Expiration and Termination of Option.
(a)    Term. The Option shall have a term expiring on the seventh anniversary of the Grant Date (“Term”), or earlier as otherwise provided in this Section 3.
(b)    Vesting Generally. Except as otherwise provided in this Section 3, the Option shall become vested and exercisable pursuant to the following schedule:

Vesting Date	Portion of Option that is Vested and Exercisable
First Anniversary of the Grant Date	One-Third of the Option, rounded to the next higher whole number of Shares
Second Anniversary of the Grant Date	An Additional One-Third of the Option for a Total of Two-Thirds of the Option, rounded to the next higher whole number of Shares
Third Anniversary of the Grant Date	The remaining unvested portion of the Option

(c)    Death; Disability. In the event that the Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates due to the Participant’s death or Disability before the date on which the Option shall have become fully vested and exercisable, to the extent that an Option is not then exercisable, the Option shall immediately become vested and exercisable with respect to all Shares covered by the Participant’s Option, and the Option shall remain exercisable until the earlier of (i) the last day of the term of the Option set forth in Section (a) hereof, or (ii) 5 years after the date of such termination; provided, however that an Option may be exercised within one year following the date of death even if later than the expiration of the term of such Option. In the case of the Participant’s death, the Participant’s beneficiary or estate may exercise the Option.
(d)    Retirement. In the event that the Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates due to the Participant’s Retirement after the first anniversary of the Grant Date, to the extent an Option is not then exercisable, the Option shall continue to vest and become vested and exercisable in accordance with the original vesting terms of Section 3(b) (as if the termination of employment had not occurred) and shall remain exercisable until the expiration of the term of the Option. If the Participant dies or incurs a Disability before the Option is fully vested, Section 3(c) shall apply as if the Participant had been employed on the date of death or Disability. For this purpose, whether a retired Participant has incurred a Disability will be determined by the Committee on a uniform basis employing criteria consistent with Section 2(q)(ii)(C) of the Plan.

Exhibit 10.1

(e)    Change in Control.
(i)    Article 17 of the Plan Governs. The provisions of Article 17 of the Plan shall apply in the event of a Change in Control.
(ii)    24 Months After Change in Control. Any termination of the Participant's employment occurring more than 24 months after a Change in Control shall be governed by the provisions of Section 3 of this Agreement other than Section 3(e)(i).
(f)    Divestiture. If the Participant’s employment with the Company ceases upon the occurrence of a Divestiture after the first anniversary of the Grant Date prior to the date on which the Option shall have become fully vested and exercisable, to the extent that an Option is not then exercisable, each remaining portion of the Option shall immediately become vested and exercisable with respect to a number of Shares (rounded up to the next integer) equal to the fraction the numerator of which is the number of days that the Participant was continuously employed from the Grant Date through the date of the Divestiture and the denominator of which is the number of days from the Grant Date through the Vesting Date.
(g)    Other Terminations. Except as otherwise provided under this Section 3, or under Section 11.2(b) of the Plan, in the event that the Participant’s employment with the Company, Affiliate and/or any Subsidiary terminates for any reason prior to the date on which the Option shall have become fully vested and exercisable, any unvested portion of the Option shall be immediately forfeited, automatically cancelled and terminated.
(h)    Exercise Period for Vested Portion of Option. Except in the event of a termination of the Participant’s employment due to death, Disability or Retirement, upon a termination of the Participant’s employment with the Company, the vested portion of the Participant’s Option shall be exercisable for a period of 90 days following the date of such termination. In the event of a termination of the Participant’s employment due to death or Disability, the Option shall be exercisable until the earlier to occur of (i) five years after the date of such termination or (ii) the last day of the term of the Option set forth in Section 3(a) hereof; provided, in the case of the death of the Participant during the Participant’s employment by the Company, to the extent that the Option otherwise would expire pursuant to Section 3(a) hereof, such expiration date shall be deemed extended for one year following the Participant’s date of death. In the event of a termination of the Participant’s employment due to Retirement, the Option shall be exercisable until the last day of the term of the Option set forth in Section 3(a) hereof.
4.    Exercise Procedure. The Participant may exercise the vested Option, or any vested portion thereof, by notice of exercise to the Company, in a manner (which may include electronic means) approved by the Committee and communicated to the Participant, together with payment of the Option price set forth in Section 2 in full to the Company for the portion of the Option so exercised, and payment of any required withholding taxes, (a) in cash or its equivalent or (b) by tendering (either by actual delivery or attestation) to the Company previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price. Notwithstanding the foregoing, unless otherwise determined by the

Exhibit 10.1

Committee at any time prior to such exercise, the Participant, at his or her election, may pay such Option price (and withholding taxes) pursuant to such exercise by a simultaneous exercise of the Option and sale of the Shares issuable upon such exercise pursuant to a broker-assisted transaction or other similar arrangement, and use the proceeds from such sale as payment of the purchase price of such shares (and withholding taxes), in accordance with the cashless exercise program adopted by the Committee or its delegate pursuant to Section 220.3(e) (4) of Federal Reserve Board Regulation T. Upon the proper exercise of the Option, and satisfaction of required withholding taxes, the Company shall issue in the Participant’s name and deliver to the Participant (or to the Participant’s permitted representative and in its name upon the Participant’s death, above), in either book entry or certificate form (in the discretion of the Company) through the Company’s transfer agent, the number of shares acquired through the exercise. Subject to the prior approval of the Committee in its sole discretion, at the time of the Participant’s exercise of the Option the Participant may pay the Option price and satisfy the minimum withholding tax obligation required by law with respect to such exercise by causing the Company to withhold Shares otherwise issuable to the Participant upon such exercise having an aggregate Fair Market Value equal to the amount of the sum of such Option price plus the required withholding tax.
5.    Restrictions on Sale. The Participant shall not sell any Shares, after issuance pursuant to Section 4, at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Participant is an employee of the Company.
6.    Securities Laws. The Participant’s Option shall not be exercised if the exercise would violate:
(a)    Any applicable state securities law;
(b)    Any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Act”), the Exchange Act, as amended, or the listing requirements of the NYSE; or
(c)    Any applicable legal requirements of any governmental authority.
7.    Participant Covenants; Forfeiture. In consideration of this Option, the Participant agrees to the covenants, the Company’s remedies for a breach thereof, and other provisions set forth in the Participant Covenants, attached hereto, incorporated into, and being a part of this Agreement. The provisions of Section 3 to the contrary notwithstanding, in addition to any other remedy set forth in SECTION 7 of the Participant Covenants in Exhibit A, the Participant's Option, whether or not then vested and exercisable, shall be immediately forfeited and cancelled in the event of the Participant's breach of any covenant set forth in SECTIONS 3, 4.1 or 4.2 of Exhibit A.
8.    Miscellaneous Provisions.
(a)    Clawback. The Option, any Shares or cash paid to the Participant, and the proceeds of the sale of any such Shares, shall be subject to any compensation deduction, cancellation, clawback or recoupment policies that are approved by the Board of Directors or by

Exhibit 10.1

the Committee (whether approved prior to, on or after the grant or exercise of the Option) as such policies may be applicable to a covered employee from time to time, or as may be required to be made pursuant to any applicable currently effective or subsequently adopted law, government regulation or stock exchange listing requirement or any policy adopted by the Company or a subsidiary or affiliate of the Company pursuant to any such law, government regulation or stock exchange listing requirement which provides for such deduction, cancellation, clawback or recovery. Without limiting the generality of the foregoing, such policies may require the cancellation of an award to a Participant, or may require a Participant to repay amounts previously received by him or her pursuant to an award, in the event that either the Participant breaches any post-employment restrictive covenants or obligation, or if it is determined after termination of employment that the Participant could have been terminated for Cause, and may also provide for any amounts payable under an award to be offset by any amounts previously paid to the Participant under any incentive plan that are required to be repaid pursuant to any such deduction, cancellation, clawback or recoupment policies. To the maximum extent permitted by applicable law, the Participant consents to any such offset, deduction, cancellation, clawback or recoupment.
(b)    No Fractional Shares. Pursuant to Section 21.14 of the Plan, to the extent any fractional Share would otherwise be issuable to the Participant, the Participant shall be paid cash or a cash equivalent equal to the Fair Market Value of such fractional Share.
(c)    Rights as a Stockholder. Neither the Participant nor the Participant’s representative shall have any rights as a stockholder with respect to any Shares underlying the Option until the date that the Company delivers such Shares to the Participant or the Participant’s representative pursuant to a timely exercise thereof.
(d)    No Retention Rights. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company for any period of time or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment or service at any time and for any reason, with or without Cause.
(e)    Notices. Any notice required or permitted by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company. To the extent provided by the Committee, notice may also be given by e-mail or other electronic means.
(f)    Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof; provided, if the Participant is bound by any restrictive covenant contained in a previously-executed agreement with the Company, such restrictions shall be read together with the Participant Covenants to

Exhibit 10.1

provide the Company with the greatest amount of protection, and to impose on the Participant the greatest amount of restriction, allowed by law. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto; provided that for the Company, the written instrument must be signed by a Senior Vice President or above of ACCO Brands Corporation. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.
(g)    Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The Company and the Participant stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Cook County, Illinois and waive each such party’s right to objection to an Illinois court’s jurisdiction and venue. The Participant and the Company hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.
(h)    Successors.
(i)    Limitation on Assignment. This Agreement is personal to the Participant and shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of the Company executed by a Senior Vice President or above of ACCO Brands Corporation. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.
(ii)    Company and Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.
(i)    Severability. If any provision of this Agreement for any reason shall be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated; provided, however, if any provision of Exhibit A is found to be unenforceable, the entire Agreement will be null and void.
(j)    Headings; Interpretation. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

Exhibit 10.1

By opening this Agreement and clicking the “Accept” button on the “Grant Acceptance: View/Accept Grant” screen (the Participant’s e-signature, the legal equivalent of his/her handwritten/wet signature), the Participant:

(1)
Acknowledges that he or she is the authorized recipient of this Agreement and that he or she has properly accessed the E*Trade online system by use of the username and password created by the Participant;

(2)
Acknowledges that he or she has read and understands the 2019 ACCO Brands Corporation Incentive Plan Nonqualified Stock Option Agreement in its entirety, including Exhibit A, and has also read and understands the 2019 ACCO Brands Corporation Incentive Plan, which he or she understands will control in the event of any discrepancy between the Agreement and the Plan; and

(3)
Accepts and agrees to the terms and conditions of the 2019 ACCO Brands Corporation Incentive Plan Nonqualified Stock Option Agreement in its entirety, including Exhibit A, and the 2019 ACCO Brands Corporation Incentive Plan.

[Signature page follows]

Exhibit 10.1

ACCO Brands Corporation	PARTICIPANT
Name: Title:	NAME